Exhibit 99.1

News Release

L.B. Foster Announces Sale of IOS Test & Inspection Services Business

PITTSBURGH, PA, September 9, 2020 – L.B. Foster Company (NASDAQ: FSTR), a leading manufacturer and distributor of products and provider of services for transportation and energy infrastructure, announced today that it completed the sale of the issued and outstanding membership interests of its upstream oil and gas IOS Test and Inspection Services business to an unrelated third party buyer. The Company received $4.0 million in cash from the buyer and anticipates a cash tax refund of approximately $9.0 million to be received in 2021 resulting from the sale. L.B. Foster Company believes that the disposition should generate significant additional tax benefits and result in reduction of tax liabilities in future periods. The Company is currently working with its tax advisors to quantify those estimated tax benefits.

The Test and Inspection Services business produced revenues of approximately $11.1 million, gross profit (loss) of approximately $(2.6) million, and adjusted EBITDA1 of $(2.7) million for the six-month period ended June 30, 2020. For the year ended December 31, 2019, the Test and Inspection Services business generated revenues of $38.6 million, gross profit of $0.4 million, and adjusted EBITDA1 of $(1.8) million. Beginning with the quarter ending September 30, 2020, L.B. Foster Company will present the Test and Inspection Services business as discontinued operations within its financial statements.

The sale represents a strategic shift away from providing services to the upstream oil and gas market. This divestiture also changes the risk profile of the Company by (a) eliminating dependence on the upstream energy market and the liability associated with serving upstream applications; (b) reducing exposure to a volatile industry that can turn-off demand quickly under poor conditions; and (c) avoiding frequent cycles from a global oil market that has market share wars using price. On a prospective basis, the Company’s tubular and energy businesses will continue to be focused on core competencies around corrosion protection and measurement systems in midstream pipeline applications, where the market has been much less volatile and tends to have longer term investments and associated backlog compared to upstream activities.

Bob Bauer, President and Chief Executive Officer, commented on the divestiture; “Our decision to divest this business comes after several restructuring actions over the past few years and our forecast projecting unacceptable results from serving customers in the upstream energy market. The recent collapse in oil demand associated with reduced travel from the COVID-19 pandemic has led to a severe drop in demand for the Test and Inspection Services business. This comes only four short years after the last commodity cycle from which this business never fully recovered. The once promising “shale boom” has become a difficult area for suppliers to make a profit and this market has deteriorated further since the COVID-19 pandemic, as cost pressures intensify for the exploration and production companies that remain. The volatility in this market also creates many difficulties for this business, and there were likely going to be ongoing capital requirements as drillers change plans based on changing well economics.”

Mr. Bauer further stated, “We have not realized the expected return on capital hurdle rate previously applied to this business. Our current view is that the risk of further losses does not align with the strategic value of the business. We believe it is in our best interest to have management apply their energy toward more profitable markets, and limit energy applications to serving midstream and downstream customers with historically longer-term, less volatile conditions.”

Investor Call Planned in September
The Company is planning to hold a brief investor presentation on the subject transaction prior to the third quarter 2020 earnings announcement. During the webcast, management will be available for a question and answer session after the presentation. The Company will be holding the webcast on September 28, 2020.
1 See "Non-GAAP Disclosures" at the end of this press release for information regarding the following non-GAAP measures used in this release: adjusted EBITDA.

About L.B. Foster Company
L.B. Foster Company (the “Company”) is a leading manufacturer and distributor of products and provider of services for transportation and energy infrastructure with locations in North America and Europe. For more information, please visit www.lbfoster.com.
This release may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements provide management's current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Sentences containing words such as “believe,” “intend,” “plan,” “may,” “expect,” “should,” “could,” “anticipate,” “estimate,” “predict,” “project,” or their negatives, or other similar expressions of a future or forward-looking nature generally should be considered forward-looking statements. Forward-looking statements in this release are based on management's current expectations and assumptions about future events that involve inherent risks and uncertainties and may concern, among other things, the Company’s expectations relating to our strategy, goals, projections, and plans regarding our financial position, liquidity, capital resources, and results of operations and decisions regarding our strategic growth initiatives, market position, and product development. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company cautions readers that various factors could cause the actual results of the Company to differ materially from those indicated by forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to: the COVID-19 pandemic, and any future global health crises, and the related social, regulatory, and economic impact and the response thereto by the Company, our employees, our customers, and national, state, or local governments; a continued deterioration in the prices of oil and natural gas and the related impact on the upstream and midstream energy markets; a continuation or worsening of the adverse economic conditions in the markets we serve, whether as a result of the current COVID-19 pandemic, including its impact on travel and demand for oil and gas, and the continued deterioration in the prices for oil and gas, or otherwise; volatility in the global capital markets, including interest rate fluctuations, which could adversely affect our ability to access the capital markets on terms that are favorable to us; restrictions on our ability to draw on our credit agreement, including as a result of any future inability to comply with restrictive covenants contained therein; a continuing decrease in freight or transit rail traffic, including as a result of the COVID-19 pandemic; environmental matters, including any costs associated with any remediation and monitoring; the risk of doing business in international markets; our ability to effectuate our strategy, including cost reduction initiatives, and our ability to effectively integrate acquired businesses and realize anticipated benefits; costs of and impacts associated with shareholder activism; customer restrictions regarding the on-site presence of third party providers due to the COVID-19 pandemic; the timeliness and availability of materials from our major suppliers, including any continuation or worsening of the disruptions in the supply chain recently experienced as a result of the COVID-19 pandemic, as well as the impact on our access to supplies of customer preferences as to the origin of such supplies, such as customers’ concerns about conflict minerals; labor disputes; cyber-security risks such as data security breaches, malware, ransomware, “hacking,” and identity theft, a failure of which could disrupt our business and may result in misuse or misappropriation of confidential or proprietary information, and could result in the disruption or damage to our systems, increased costs and losses, or an adverse effect to our reputation; the continuing effective implementation of an enterprise resource planning system; changes in current accounting estimates and their ultimate outcomes; the adequacy of internal and external sources of funds to meet financing needs, including our ability to negotiate any additional necessary amendments to our credit agreement or the terms of any new credit agreement, and reforms regarding the use of LIBOR as a benchmark for establishing applicable interest rates; the Company’s ability to manage its working capital requirements and indebtedness; domestic and international taxes, including estimates that may impact these amounts; foreign currency fluctuations; inflation; domestic and foreign government regulations, including tariffs; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union in January 2020; a lack of state or federal funding for new infrastructure projects; an increase in manufacturing or material costs; the loss of future revenues from current customers; and risks inherent in litigation and the outcome of litigation and product warranty claims. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. Significant risks and uncertainties that may affect the operations, performance, and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, or as updated and amended by other current or periodic filings with the Securities and Exchange Commission.
Investor Relations:
Stephanie Listwak
(412) 928-3417
investors@lbfoster.com
L.B. Foster Company
415 Holiday Drive
Suite 100
Pittsburgh, PA 15220

Non-GAAP Disclosures
(Unaudited)

This press release discloses adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”), which is a non-GAAP financial measure. The Company believes that adjusted EBITDA is useful to investors as a supplemental way to evaluate the ongoing operations of the Company’s business since adjusted EBITDA enhances investors’ ability to compare historical periods as it adjusts for the impact of financing methods, tax law and strategy changes, and depreciation and amortization. In addition, adjusted EBITDA is a financial measure that management and the Company’s Board of Directors use in their financial and operational decision-making and in the determination of certain compensation programs. Adjusted EBITDA adjusts for certain charges to EBITDA that the Company believes are unusual, non-recurring, unpredictable, or non-cash. In 2020 and 2019, the Company made adjustments to exclude the impact of restructuring activities, closure costs, and allocated corporate operating expenses.

Non-GAAP financial measures are not a substitute for GAAP financial results and should only be considered in conjunction with the Company’s financial information that is presented in accordance with GAAP. Quantitative reconciliations of adjusted EBITDA are presented below (in thousands):

	Six Months Ended	Year Ended
	June 30, 2020	December 31, 2019

Test and Inspection Services Adjusted EBITDA Reconciliation
Loss contributed to Tubular and Energy Services segment profit	$(10,087)	$(6,742)
Interest expense - net	6	9
Depreciation expense	765	1,838
Amortization expense	66	132
Total EBITDA	$(9,250)	$(4,763)
Restructuring and closure costs	5,917	1,716
Allocated corporate operating expenses	653	1,265
Adjusted EBITDA	$(2,680)	$(1,782)